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                              AMENDED AND RESTATED
                           CERTIFICATE OF DESIGNATION
                                       OF
                            5% SENIOR PREFERRED STOCK
                                       OF
                            FANNIE MAY HOLDINGS, INC.

                     Pursuant to Section 151 of the Delaware
                             General Corporation Law


     The undersigned, President and Secretary, respectively, of FANNIE MAY HOLDINGS, INC., a Delaware corporation (the "Company"), certify that pursuant to authority granted to and vested in the Board of Directors of the Company by the provisions of the Certificate of Incorporation of the Company, the Board of Directors has adopted the following resolution amending and restating the Certificate of Designation of 5% Senior Preferred Stock of the Company:

     WHEREAS, pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter the "Board of Directors") in accordance with the provisions of the Certificate of Incorporation of the Company, the Board of Directors created a series of Preferred Stock designated as the 5% Senior Preferred Stock, no par value, of the Company (such series being hereinafter sometimes called the Senior Preferred Stock), and fixed the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions as set forth in that certain Certificate of Designation dated October 28, 1991 (the "Certificate of Designation"), and filed in the office of the Secretary of State of the State of Delaware on October 29, 1991, which Certificate of Designation became a part of the Company's Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware; and

     WHEREAS, the Company desires to amend certain provisions of the Certificate of Designation to incorporate changes to, among other things, extend the mandatory redemption date, and modify the required redemption payments, of the Senior Preferred Stock; and

     WHEREAS, pursuant to the General Corporation Law of the State of Delaware, such changes require that the Company amend its Certificate of Incorporation;

     NOW THEREFORE BE IT RESOLVED, that the Company hereby amends its Certificate of Incorporation by amending, in its entirety, its Certificate of Designation, and hereby fixes the relative rights, preferences, and limitations of the Senior Preferred Stock as follows:

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1.1  DESIGNATION AND AMOUNT

     The shares of such series shall be designated 5% Senior Preferred Stock and the number of shares constituting such series shall initially be 1,500.

1.2  DIVIDENDS

     The holders of shares of Senior Preferred Stock shall be entitled to receive, out of the assets of the Company legally available therefor and as and when declared by the Board of Directors, dividends at the rate of $500 per share per annum, payable annually on the last business day of the month of August in each year, (each a "Dividend Payment Date") commencing August 31, 1992 to Stockholders of record as of each such date until August 31, 2000 (the "Final Dividend Date").

     At the option of the Company and except as provided below, 50% of such dividends may be paid, instead of in cash, in whole or in part, on declaration of the Board of Directors, in additional shares of Senior Preferred Stock (the "Additional Shares") on any or all Dividend Payment Dates. To the extent dividends are paid in Additional Shares, such Additional Shares shall be valued at $10,000 per share with a liquidation value of $10,000 per share and shall have dividends payable annually at the rate specified in the next preceding paragraph, subject to the option of the Company to pay such dividends to the extent of 50% of such dividends in Additional Shares in lieu of cash on any or all Dividend Payment Dates.

     Dividends shall accrue until the Final Dividend Date from the date of original issue of the Senior Preferred Stock, except that dividends on Additional Shares shall accrue from the date such Additional Shares are issued. Dividends which are not paid in full will cumulate as if dividends had been paid on the relevant Dividend Payment Date in Additional Shares and such Additional Shares will be deemed to be outstanding on each succeeding Dividend Payment Date until such accumulated annual dividends shall have been declared and paid in cash or, to the extent of 50% of such accumulated dividends, in Additional Shares. Any such declaration may be for a portion, or all, of the then accumulated dividends. To the extent that all or any part of dividends in Additional Shares would result in the issuance of a fractional Additional Share (which shall be determined with respect to the aggregate number of shares of Senior Preferred Stock held, or deemed to be held, of record by each holder) then such amount shall be paid in cash based on a value of $10,000 per share or shall be paid in fractions of Additional Shares. Notwithstanding anything herein to the contrary, no dividends shall accrue and no dividends shall cumulate subsequent to the Final Dividend Date.

     No dividend may be paid or declared and set apart for payment on any share of Senior Preferred Stock unless at the same time a ratable dividend in cash

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or Additional Shares is paid or set apart for payment on all shares of Senior
Preferred Stock then outstanding.

1.3  LIQUIDATION RIGHTS

     Preference on Liquidation, etc. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) or proceeds thereof, shall be made to or set apart for the holders of shares of any Junior Securities (as defined below), the holders of shares of Senior Preferred Stock not then redeemed shall be entitled to receive payment of $10,000 per share held by them, plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to the date of such payment. If, upon any liquidation, dissolution or winding-up of the Company, the assets of the Company, or proceeds thereof, distributed among the holders of shares of Senior Preferred Stock shall be insufficient to pay in full the respective preferential amounts on shares of Senior Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Senior Preferred Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount of the liquidation preference to which the holders of Senior Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. For the purposes of this paragraph 1.3, none of the merger or the consolidation of the Company into or with another corporation or the merger or consolidation of any other corporation into or with the Company or the sale, transfer or other disposition of all or substantially all the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company.

1.4  RETIREMENT OF SHARES

     Shares of Senior Preferred Stock which have been issued and have been redeemed, repurchased or reacquired in any manner by the Company shall be retired and not reissued and shall resume the status of authorized but unissued and non-designated shares of Preferred Stock of the Company.

1.5  REDEMPTION

     (a) [Intentionally Deleted]

     (b) Shares of Senior Preferred Stock not theretofore redeemed, subject to the applicable provisions of law, shall be redeemed by payment of cash (each a "Redemption Payment") in the amounts and on the dates (each a "Redemption Date") as specified below:

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
                                                          REDEMPTION
       REDEMPTION DATE                                      PAYMENT
       January 15, 2002.............................    $ 3,000,000
       January 15, 2003.............................      3,000,000
       January 15, 2004.............................      3,000,000
       January 15, 2005.............................      2,000,000
       January 15, 2006.............................      2,500,000

Any Redemption Payment not paid on or prior to the respective Redemption Date shall bear interest at 8.0% per annum until paid. Each Redemption Payment (including any prepayment made in accordance with the following sentence) shall be applied to redeem shares of Senior Preferred Stock, at the Redemption Price (as defined below) per share, on a pro rata basis, among all holders of shares of Senior Preferred Stock. The Company may at any time, at the Company's sole option, redeem shares of Senior Preferred Stock not theretofore redeemed in advance of the schedule described above by paying the Redemption Price therefor; provided, if such full redemption occurs on or prior to December 31, 2004, the total amount to be paid by the Company in redemption of all such shares of Senior Preferred Stock shall equal $13,000,000 less the aggregate redemption payments made prior to the date thereto, and if such full redemption occurs after December 31, 2004, the total amount to be paid by the Company shall equal $13,500,000 less the aggregate redemption payments made prior to the date thereto. Any payment made in advance of a Redemption Date shall be applied to the then remaining Redemption Payments in chronological order.


     The "Redemption Price" shall equal (i) either (A) if with respect to a redemption in full on or prior to December 31, 2004 of all shares of Senior Preferred Stock then outstanding, $13,000,000 less the aggregate amount of all redemption payments made prior to such date or (B) if with respect to any other redemption, $13,500,000 less the aggregate amount of all redemption payments made prior to such date, in either case, divided by (ii) the total number of shares of Senior Preferred Stock outstanding immediately prior to the date of such redemption.

     (c) In the event that (i) the Company shall fail to discharge its obligation to redeem all shares of Senior Preferred Stock to be redeemed pursuant to this Section 1.5 within 30 days of the designated Redemption Date,
(ii) any Change of Control, as defined below, shall occur, or (iii) the Company shall violate its obligations set forth in clause (g) of this paragraph 1.5, all Redemption Payments not yet made shall immediately be due and payable to the holders of shares of Senior Preferred Stock.

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     (d) As used in this paragraph 1.5, the term "Change in Control" shall mean any sale, transfer, issuance or redemption or series of sales, transfers, issuances or redemptions (or any combination thereof) of shares of the Company's Common Stock, by the holders thereof or the Company which results in any person or group of affiliated persons (other than (i) the owners of the Company's capital stock as of the date hereof and (ii) stockholders, partners, members, managers, affiliates, trustees or officers of such owners) owning more than 50% of the Common Stock of the Company.

     (e) The Company shall cause to be mailed to each of the holders of shares of Senior Preferred Stock to be redeemed, at their last addresses as they shall appear upon the Preferred Stock Register, at least 15 days and not more than 90 days prior to each redemption date, a notice stating the terms of such redemption. Except as otherwise required by applicable law, the failure to give any such notice, or any defect therein, shall not affect the validity of such a redemption.

     (f) On or after each redemption date (including each Redemption Date), the holders of shares of Senior Preferred Stock which have been redeemed shall surrender their certificates representing such shares to the Company at its principal place of business or as otherwise notified, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after each redemption date (including each Redemption Date), all rights of the holders of such redeemed shares of Senior Preferred Stock, except the right to receive the redemption price without interest upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

     (g) If and so long as the Company's obligations with respect to the redemption of the Senior Preferred Stock shall not fully be discharged, the Company shall not, directly or indirectly, make any cash payments to any holder (or any affiliate thereof) of, or declare or pay any cash dividend or make any distributions on, or purchase, redeem or retire, or satisfy any mandatory or optional redemption, sinking fund or other similar obligation in respect of, any Junior Securities or warrants, rights or options exercisable for any such Junior Securities (other than dividends or distributions payable solely in the same class or series of such Junior Securities, as the case may be, to holders thereof); provided, however, that nothing contained herein shall prohibit the Company from taking any such action with respect to Common Stock (or stock appreciation rights or rights or options exercisable for Common Stock) issued or granted to officers or other employees of the Company or any of its subsidiaries pursuant to any employee benefit plan of the Company as in effect on June 28, 2001, but only if such action is in accordance with and pursuant to the provisions of such plan; and, provided further, that the Company may pay (i) salaries, bonuses, expense

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reimbursements and other similar payments to its employees in the ordinary course of business, (ii) directors' fees and expense reimbursements, (iii) indemnification obligations owing by the Company to its directors and officers (whether under the Company's organizational documents, indemnification agreements or applicable law) and (iv) amounts payable under the Company's Management Consulting Agreement with TJC Management Corp., as in effect on the date hereof.

1.6  VOTING RIGHTS

     Except as required by law or herein or any other provision of the Certificate of Incorporation of the Company, the holder of each outstanding share of Senior Preferred Stock shall not be entitled to vote on any matter submitted to a vote of stockholders. In the event that the Company fails to redeem the shares of Senior Preferred Stock then subject to redemption in accordance with paragraph 1.5, whether or not such payment is legally permissible, the number of directors constituting the Board of Directors shall automatically be increased by one director and the holders of Senior Preferred Stock shall have the right, voting separately as a single class with each share being entitled to one vote, to elect an individual to fill such newly created directorship and thereafter to fill any vacancy in such directorship. The director elected by the holders of Senior Preferred Stock shall have 51% of the total voting power of the Board of Directors. At any time that the conditions entitling the holders of Senior Preferred Stock to elect such director shall no longer exist, the Board of Directors shall automatically be reduced in size by one director and the term of the director elected by the holders of Senior Preferred Stock shall automatically terminate. The right of the holders of Senior Preferred Stock to elect an additional member of the Board of Directors shall continue until such time as all shares of Senior Preferred Stock required to be redeemed on the applicable Redemption Date shall have been redeemed. The right of the holders of Senior Preferred Stock to elect an additional member of the Board of Directors may be exercised by the holders of a majority of the outstanding shares of Senior Preferred Stock by action taken in writing or at a meeting of such holders called by any one of them upon the minimum notice required by law for special meetings of stockholders.

1.7  OTHER RIGHTS AND AMENDMENTS

     Without the written consent of or the vote of holders of a majority of the outstanding shares of Senior Preferred Stock (voting as a class) at a meeting of the holders of Senior Preferred Stock called for such purpose, the Company will not (i) issue any other class or series of stock which is pari passu with, or entitled to a preference over, the Senior Preferred Stock with respect to any dividend or distribution or any liquidation, distribution of assets, dissolution or winding-up of the Company, or (ii) amend, alter, repeal or waive any provision of the Certificate of Incorporation so as to adversely affect the preferences, rights or powers of the Senior Preferred Stock; provided, however, that any such amendment that reduces the amount of dividend payable on or the liquidation or redemption price of

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shares of Senior Preferred Stock shall require the affirmative vote at a meeting called for such purpose, or written consent of, the holder of each share of Senior Preferred Stock.

     So long as at least 100 shares of Senior Preferred Stock are outstanding, the Company will furnish to the holders of such Senior Preferred Stock quarterly and annual financial reports if the Company is required to file such with the SEC under the Securities Exchange Act of 1934.

1.8  ISSUANCE

     The Company will not issue more than 1,000 shares of Senior Preferred Stock, together with such number of Additional Shares as may be issued in lieu of cash dividends in accordance with paragraph 1.2. The Company may issue fractional shares of Senior Preferred Stock.

1.9  GENERAL PROVISIONS

     (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     (b) Each holder of Senior Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, and redemption and repurchase of, such securities by the Company are subject to restrictions and prohibitions contained in certain credit agreements, indentures and other agreements to which the Company is a party.

     (c) The following terms (except as otherwise expressly provided or unless the context clearly requires) for all purposes of this Certificate shall have the meanings specified below:

     "Junior Securities" means, collectively, the Common Stock, the Junior Class A PIK Preferred Stock and the Junior Class B PIK Preferred Stock of the Company or any other series of stock issued by the Company ranking junior to the Senior Preferred Stock in payment of dividends or upon dissolution, liquidation or winding up of the Company.

     "Person" as used herein means any corporation, partnership, trust, organization, association, other entity or individual.

     (d) Terms used herein and not otherwise defined shall have the same meanings specified in the Certificate of Incorporation as amended from time to time.

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     IN WITNESS WHEREOF, this Amended and Restated Certificate has been executed and attested by the undersigned on June 28, 2001.

                                                     /s/ Ted A. Shepherd
                                                   --------------------------
                                                   Ted A. Shepherd, President
Attest:


      /s/ Richard J. Anglin
----------------------------
Richard J. Anglin, Secretary

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